Exhibit 3.1

SECOND AMENDED AND RESTATED

BYLAWS

OF

NAVARRE CORPORATION

AS OF MARCH 8, 2012

ARTICLE I.

Offices

Section 1. Registered Office. The registered office of Navarre Corporation (the “Corporation”) is as provided and designated in the Articles of Incorporation. The Board of Directors of the Corporation may, from time to time, change the location of the registered office. On or before the day that such change is to become effective, a certificate of such change and of the location and post office address of the new registered office shall be filed with the Secretary of State of the State of Minnesota.

Section 2. Other Offices. The Corporation may establish and maintain such other offices, within or without the State of Minnesota, as are from time to time authorized by the Board of Directors.

ARTICLE II.

Meetings of Shareholders

Section 1. Place of Meeting. All meetings of the shareholders of the Corporation shall be held at the registered office of the Corporation in the State of Minnesota or at such place within or without the state as may be fixed from time to time by the Board of Directors or by written consent of all the shareholders entitled to vote thereat.

Section 2. Regular Meetings. The regular meeting of the shareholders shall be held on such date as the Board of Directors shall by resolution establish. At the regular meeting, the shareholders shall designate the number of directors to constitute the Board of Directors (subject to the authority of the Board of Directors thereafter to increase or decrease the number of directors as permitted by law), shall elect qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six months after the date of the meeting, and shall transact such other business as may properly come before them.

Section 3. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Chief Executive Officer, Chief Financial Officer, any two or more directors, or by a shareholder or shareholders holding ten percent (10%) or more of the voting power of all shares entitled to vote, unless otherwise provided by statute.

Section 4. Notice of Meetings. There shall be mailed to each shareholder, shown by the books of the Corporation to be a holder of record of voting shares, at the address shown by the books of the Corporation, a notice setting out the date, time and place of each regular meeting and each special meeting, except where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of adjournment, or except as otherwise permitted by statute. This notice shall be mailed at least five (5) days prior thereto and no earlier than sixty (60) days prior thereto. However, notice of a meeting at which a plan or agreement of merger or exchange is to be considered shall be mailed to all shareholders of record, whether or not entitled to vote at the meeting, not less than fourteen (14) days nor more than sixty (60) days prior thereto. Every notice of any special meeting called pursuant to this Section shall state the purpose or purposes for which the meeting has been called, and the business transacted at all special meetings shall be confined to the purpose notice. In addition, the notice of a meeting at which a plan or agreement of merger or exchange is to be voted upon shall state that a purpose of the meeting is to consider the proposed plan or agreement of merger or exchange and a copy or a short description of the plan or agreement of merger or exchange shall be included in or enclosed with the notice. Notice may be given to a shareholder by means of electronic communication if the requirements of Minnesota Statutes Section 302A.436, Subdivision 5, as amended from time to time, are satisfied. Notice to a shareholder is also effectively given if the notice is addressed to the shareholder or a group of shareholders in a manner permitted by the rules and regulations under the Securities Exchange Act of 1934, as amended from time to time.

Section 5. Waiver of Notice. A shareholder may waive notice of a meeting of shareholders. A waiver of notice by a shareholder entitled to notice is effective whether given before, at, or after the meeting, and whether given in writing, orally, or by attendance. Attendance by a shareholder at a meeting is a waiver of notice of that meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

Section 6. Quorum; Adjourned Meetings. The holders of a majority of the voting power of the shares entitled to vote, present in person or by proxy, shall constitute a quorum for the transaction of business at any regular or special meeting. In case a quorum shall not be present at a meeting, those present may adjourn to such day as they shall, by majority vote, agree upon, and a notice of such adjournment shall be mailed to each shareholder entitled to vote at least five (5) days before such adjourned meeting. If a quorum is present, a meeting may be adjourned from time to time without notice other than announcement at the meeting. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally present leaves less than a quorum.

Section 7. Voting. At each meeting of the shareholders every shareholder having the right to vote shall be entitled to vote either in person or by proxy, but no proxy shall be valid after eleven (11) months unless a longer period is expressly provided for in the appointment. Each shareholder, unless the Articles of Incorporation or statute provide otherwise, shall have one vote for each share having voting power registered in such shareholder’s name on the books of the Corporation. Jointly owned shares may be voted by any joint owner unless the Corporation receives written notice from any one of them denying the authority of that person to vote those shares. All questions shall be decided by a majority vote of the voting power of the shares present and entitled to vote and represented at the meeting at the time of the vote except if otherwise required by statute, the Articles of Incorporation, or these Bylaws.

Section 8. Record Date. The Board of Directors may fix a date, not exceeding sixty (60) days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of, and to vote at, such meeting, notwithstanding any transfer of shares on the books of the Corporation after any record date so fixed. If the Board of Directors fails to fix a record date for determination of the shareholders entitled to notice of, and to vote at, any meeting of shareholders, the record date shall be the twentieth (20th) day preceding the date of such meeting.

Section 9. Organization of Meetings. Unless a Chairman of the Board has been elected, at all meetings of the shareholders the Chief Executive Officer shall act as Chairman, and in the Chief Executive Officer’s absence any person appointed by the Board of Directors or the Chief Executive Officer shall act as Chairman, and the Secretary, or in the Secretary’s absence any person appointed by the Chairman, shall act as Secretary.

Section 10. Action Without a Meeting. Any action which may lawfully be taken at a shareholders’ meeting may be taken without a meeting if authorized by a writing or writings signed by all of the holders of shares who would be entitled to a notice of a meeting for such purpose. Such action shall be effective on the date on which the last signature is placed on such writing or writings, or such earlier effective date as is set forth therein. If any action so taken requires a certificate to be filed in the office of the Secretary of State, the officer signing the same shall state therein that the action was effected in the manner aforesaid.

Section 11. Conference Communications. Any or all shareholders may participate in and be present at any meeting of the shareholders by any means of communication through which the shareholders may simultaneously hear each other during such meeting. For the purposes of establishing a quorum and taking any action at the meeting, such shareholders participating pursuant to this Section 11 shall be deemed present in person at the meeting, and the place of the meeting shall be the place of origination of the conference communication.

Section 12. Advisory Shareholder Votes. Notwithstanding Article II, Section 7 of these Bylaws, this Bylaw shall govern the tabulation and effect of shareholder action on advisory questions presented to the shareholders. All advisory questions presented to the shareholders shall be decided by a plurality of the voting power participating in such vote, with abstentions and broker non-votes being disregarded in the tabulation of such votes. The approval or rejection of an advisory question presented to the shareholders shall not be binding on the Corporation or the Board of Directors.

ARTICLE III.

Board of Directors

Section 1. General Powers. The business and affairs of the corporation shall be managed by or under its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws required to be exercised or done by the shareholders.

Section 2. Number; Qualification and Term of Office. Until the first meeting of shareholders, the number of directors shall be the number named in the Articles of Incorporation or, if no such number is named therein, the number elected by the incorporator. Thereafter, the number of directors shall be established by resolution of the shareholders (subject to the authority of the Board of Directors to increase or decrease the number of directors as permitted by law). In the absence of such shareholder resolution, the number of directors shall be the number last fixed by the shareholders, the Board of Directors, the incorporator or the Articles of Incorporation. Directors need not be shareholders. Each of the directors shall hold office until the regular meeting of shareholders next held after such director’s election or appointment and until such director’s successor shall have been elected and shall qualify, or until the earlier death, resignation, removal, or disqualification of such director; provided, however, that no director shall be elected to a term in excess of five years.

Section 3. Board Meetings. Meetings of the Board of Directors may be held from time to time at such time and place within or without the State of Minnesota as may be designated in the notice of such meeting.

Section 4. Calling Meetings; Notice. Meetings of the Board of Directors may be called by the Chairman of the Board of Directors or by any two (2) directors by giving at least forty-eight (48) hours’ notice, or by any one (1) director by giving at least ten (10) days’ notice, of the date, time and place thereof to each director. Notice may be given by mail, telephone, electronic communication or in person.

Section 5. Waiver of Notice. Notice of any meeting of the Board of Directors may be waived by any director either before, at, or after such meeting orally, in a writing signed by such director, or by attendance at the meeting. A director, by attendance at any meeting of the Board of Directors, shall be deemed to have waived notice of such meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

Section 6. Quorum. A majority of the directors holding office immediately prior to a meeting of the Board of Directors shall constitute a quorum for the transaction of business at such meeting. In the absence of a quorum, the majority of the directors present may adjourn a meeting from time to time until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of directors originally present leaves less than a proportion or number otherwise required for a quorum.

Section 7. Absent Directors. A director may give advance written consent or opposition to a proposal to be acted on at a meeting of the Board of Directors. If such director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

Section 8. Conference Communications. Any or all directors may participate in and be present at any meeting of the Board of Directors, or of any duly constituted committee thereof, by any means of communication through which the directors may simultaneously hear each other during such meeting. For the purposes of establishing a quorum and taking any action at the meeting, such directors participating pursuant to this Section 8 shall be deemed present in person at the meeting, and the place of the meeting shall be the place of origination of the conference communication.

Section 9. Vacancies; Newly Created Directorships. Vacancies in the Board of Directors of this Corporation resulting from the death, resignation, removal or disqualification of a director may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum; newly created directorships resulting from an increase in the authorized number of directors by action of the shareholders, or by action of the Board of Directors as permitted by Section 2, may be filled by a majority of the directors serving at the time of such increase. Each such director elected or appointed pursuant to this Section 9 shall hold office until the first regular meeting of the shareholders held after such appointment.

Section 10. Removal. Any or all of the directors may be removed from office at any time, with or without cause, by the affirmative vote of the shareholders holding a majority of the shares entitled to vote at an election of directors except, as otherwise provided by Minnesota Statutes, Section 302A.223, as amended, when the shareholders have the right to cumulate their votes. A director named by the Board of Directors to fill a vacancy may be removed from office at any time, with or without cause, by the affirmative vote of a majority of the remaining directors if the director was named by the Board of Directors to fill the vacancy and the shareholders have not elected directors in the interim between the time of the appointment to fill such vacancy and the time of the removal. In the event that the entire Board of Directors or any one or more directors be so removed, new directors may be elected at the same meeting.

Section 11. Committees. A resolution approved by the affirmative vote of a majority of the Board of Directors may establish committees having the authority of the Board of Directors in the management of the business of the Corporation to the extent provided in the resolution. A committee shall consist of one or more persons, who need not be directors, appointed by affirmative vote of a majority of the directors present. Committees may include a special litigation committee consisting of one or more independent directors or other independent persons to consider legal rights or remedies of the Corporation and whether those rights and remedies should be pursued. Committees, other than special litigation committees, are subject to the direction and control of, and vacancies in the membership thereof shall be filled by, the Board of Directors. A majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in a resolution approved by the affirmative vote of a majority of the directors present.

Section 12. Written Action. An action required or permitted to be taken at a meeting of the Board of Directors may be taken by written action signed by all of the directors unless the action need not be approved by the shareholders and the Articles of Incorporation so provide, in which case the action may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the Board of Directors at which all directors were present. The written action is effective when signed by the required number of directors, unless a different effective time is provided in the written action. When written action is permitted to be taken by less than all directors, all directors shall be notified immediately of its text and effective date. Failure to provide the notice does not invalidate the written action. A director who does not sign or consent to the written action has no liability for the action or actions taken thereby.

Section 13. Resignations. Any director of the Corporation may resign at any time by giving written notice to the Secretary of the Corporation. Such resignation shall take effect at the date of the receipt of such notice, or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 14. Compensation of Directors. By resolution of the Board of Directors, each director may be paid the expenses they have incurred, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated amount as director or a fixed sum for attendance at each meeting of tile Board of Directors, or both. No such payment shall preclude a director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed, pursuant to resolution by the Board of Directors, like compensation for attending committee meetings.

Section 15. Nomination of Directors. Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of directors generally. Any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting at which directors are to be elected only if written notice of such shareholder’s intent to make such nomination or nominations has been given, either by personal delivery or by certified or registered United States mail, postage prepaid and return receipt requested, to the Secretary of the Corporation not later than (i) with respect to an election to be held at a regular meeting of shareholders, ninety (90) days prior to the anniversary date of the immediately preceding regular meeting of the shareholders, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the earlier of the tenth (10th) day following the date on which notice of such meeting is first given to shareholders, or three (3) days prior to the date of the meeting. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

ARTICLE IV.

Officers

Section 1. Number. The officers of the Corporation shall include a Chief Executive Officer, a Chief Financial Officer, a Secretary and such other officers as may be appointed from time to time as set forth in these Bylaws. If a document must be signed by persons holding different offices or functions and a person holds or exercises more than one of these offices or functions, that person may sign the document in more than one capacity, but only if the document indicates each capacity in which the person signs.

Section 2. Appointment and Designation. The Board of Directors shall elect or appoint, by resolution approved by the affirmative vote of a majority of the directors present, from within or without their number, a Chief Executive Officer, a Chief Financial Officer, a Secretary, and may elect or appoint one or more Assistant Secretaries, each of whom shall have the powers, rights, duties, and responsibilities provided for in these Bylaws or by a resolution of the Board of Directors not inconsistent therewith. The Chief Executive Officer may appoint other subordinate officers, each of whom shall have the powers, rights, duties, and responsibilities provided for in these Bylaws or as directed by the Chief Executive Officer not inconsistent therewith. Any officer who may be a director shall continue to hold office until the election and qualification of their successors, notwithstanding an earlier termination of their directorship.

Section 3. Removal and Vacancies. The Chief Executive Officer, Chief Financial Officer, Secretary and Assistant Secretaries may be removed from office by the Board of Directors at any time, with or without cause. Any other officer may be removed from office by the Chief Executive Officer at any time, with, or without, cause. Such removal, however, shall be without prejudice to the contract rights of the person so removed. If there be a vacancy among the officers of the Corporation by reason of death, resignation, removal, disqualification, or otherwise, such vacancy shall be filled by the Board of Directors or Chief Executive Officer, as set forth in these Bylaws.

Section 4. Chairman of the Board. The Chairman of the Board, if one is elected by the Board if Directors, shall preside at all meetings of the shareholders and directors and shall have such other duties as may be prescribed, from time to time, by the Board of Directors.

Section 5. Chief Executive Officer. The Chief Executive Officer shall have general active management of the business of the Corporation. In the absence of the Chairman of the Board, or if no Chairman of the Board is elected, the Chief Executive Officer shall preside at all meetings of the shareholders and directors. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall execute and deliver, in the name of the Corporation, any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Corporation unless the authority to execute and deliver is required by law to be exercised by another person or is expressly delegated by the Articles or Bylaws or by the Board of Directors to some other officer or agent of the Corporation. The Chief Executive Officer shall maintain records of and, whenever necessary, certify all proceedings of the Board of Directors and the shareholders, and shall perform all duties usually incident to the office of the Chief Executive Officer. The Chief Executive Officer shall have such other duties as may, from time to time, be prescribed by the Board of Directors. In the event of the Chief Executive Officer’s absence or disability, the duties of the Chief Executive Officer shall be assumed by a person designated by the Board of Directors.

Section 6. Chief Financial Officer. The Chief Financial Officer of the Corporation shall keep accurate financial records for the Corporation. The Chief Financial Officer shall deposit all moneys, drafts and checks in the name of, and to the credit of, the Corporation in such banks and depositaries as the Board of Directors shall designate from time to time. The Chief Financial Officer shall have power to endorse for deposit all notes, checks and drafts received by the Corporation and make proper vouchers therefor. The Chief Financial Officer shall disburse the funds of the Corporation, as ordered by the Board of Directors, making proper vouchers therefor. The Chief Financial Officer shall render to the Chief Executive Officer and the directors, whenever requested, an account of all transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the or by the Chief Executive Officer. In the event of the Chief Financial Officer’s absence or disability, the duties of the Chief Financial Officer shall be assumed by a person designated by the Board of Directors.

Section 7. President. The President, if one is appointed, shall have such powers and shall perform such duties as may be specified in the Bylaws or prescribed by the Chief Executive Officer.

Section 8. Vice President. Each Vice President, if one or more is appointed, shall have such powers and shall perform such duties as may be specified in the Bylaws or prescribed by the Chief Executive Officer.

Section 9. Secretary. The Secretary, if one is elected, shall be secretary of and shall attend all meetings of the shareholders and Board of Directors and shall record all proceedings of such meetings in the minute book of the Corporation. The Secretary shall give proper notice of meetings of shareholders and directors. The Secretary shall perform such other duties as may be prescribed from time to time by the Board of Directors.

Section 10. Assistant Secretary. The Assistant Secretary, if any, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE V.

Certificates of Stock

Section 1. Certificated and Uncertificated Shares. Shares of the Corporation’s stock may be certificated or uncertificated, as provided under the Minnesota Business Corporation Act. All certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name and number of shares and shall be signed by the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, or the Secretary. Any or all of the signatures on the certificate may be a facsimile.

Section 2. Issuance of Shares. The Board of Directors is authorized to cause to be issued shares of the Corporation up to the full amount authorized by the Articles of Incorporation in such amounts as may be determined by the Board of Directors and as may be permitted by law. No shares shall be issued except in consideration of cash or other property, tangible or intangible, received or to be received by the corporation under a written agreement, or services rendered or to be rendered to the Corporation under a written agreement, as authorized by resolution(s) approved by the affirmative vote of a majority of the directors present, or approved by the affirmative vote of the holders of a majority of the voting power of the shares present, valuing all non-monetary consideration and establishing a price in money or other consideration, or a minimum price, or a general formula or method by which the price will be determined.

Section 3. Facsimile Signatures. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent, or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, or the Secretary may be facsimile, in case any officer or officers who have signed, or whose facsimile signature or signatures have been used on any such certificate or certificates, shall cease to be such officer or officers of the corporation before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be used by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

Section 4. Lost or Destroyed Certificates. Except as otherwise provided by Minnesota Statutes, Section 302A.419, any shareholder claiming a certificate for shares to be lost, stolen or destroyed shall make an affidavit of that fact in such form as the Board of Directors shall require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in form, in an amount, and with one or more sureties satisfactory to the Board of Directors, to indemnify the Corporation against any claim which may be made against it on account of the reissue of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

Section 5. Transfers of Stock. Transfers of stock shall be made on the books of the Corporation only upon the direction of the registered holder of such stock, or another person with proper evidence of succession, assignment or power of attorney to transfer, and, in the case of stock represented by a certificate, upon surrender of the certificate duly endorsed.

Section 6. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Minnesota.

ARTICLE VI.

Indemnification of Certain Persons

Section 1. Indemnification of Certain Persons. The Corporation shall indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent as permitted by Minnesota Statutes, Section 302A.521, as now enacted or hereafter amended, or any successor or supplementary law or statute.

ARTICLE VII.

Books and Records

Section 1. Share Register. The Board of Directors of the Corporation shall cause to be kept at its principal executive office, or, at another place or places within the United States determined by the Board of Directors:

(1) a share register not more than one year old, containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder; and

(2) a record of the dates on which certificates or transaction statements representing shares were issued.

Section 2. Other Books and Records. The Board of Directors shall cause to be kept at its principal executive office, or, if its principal executive office is not in Minnesota, shall make available at its registered office within ten days after receipt by an officer of the Corporation of a written demand for them made by a shareholder or other person authorized by Minnesota Statutes, Section 302A.461, originals or copies of:

(1) records of all proceedings of shareholders for the last three years;

(2) records of all proceedings of the Board of Directors for the last three years;

(3) its Articles and all amendments currently in effect;

(4) its Bylaws and all amendments currently in effect;

(5) financial statements required by Minnesota Statutes, Section 302A.463, and the financial statement for the most recent interim period prepared in the course of the operation of the Corporation for distribution to the shareholders or to a governmental agency as a matter of public record;

(6) reports made to shareholders generally within the last three years;

(7) a statement of the names and usual business addresses of its directors and principal officers; and

(8) any shareholder voting trust or control agreements of which the Corporation is aware.

ARTICLE VIII.

Loans, Guarantees, Suretyship

Section 1. Loans, Guarantees, Suretyship. The Corporation may lend money to, guarantee an obligation of, become a surety for, or otherwise financially assist a person if the transaction, or a class of transactions to which the transaction belongs, is approved by the affirmative vote of a majority of the directors present and:

(1) is in the usual and regular course of business of the Corporation;

(2) is with, or for the benefit of, a related corporation, an organization in which the Corporation has a financial interest, an organization with which the Corporation has a business relationship, or an organization to which the Corporation has the power to make donations;

(3) is with, or for the benefit of, an officer or other employee of the Corporation or a subsidiary, including an officer or employee who is a director of the corporation or a subsidiary, and may reasonably be expected, in the judgment of the Board of Directors, to benefit the Corporation; or

(4) has been approved by either (a) the affirmative vote of the holders of two-thirds voting power of the shares entitled to vote which are owned by persons other than the interested person or persons, or (b) the unanimous affirmative vote of the holders of all outstanding shares, whether or not entitled to vote.

The loan, guarantee, surety contract or other financial assistance may be with or without interest, and may be unsecured or may be secured in any manner, including, without limitation, a pledge of or other security interest in shares of the Corporation. Nothing in this Section shall be deemed to deny, limit, or restrict the powers of guaranty or warranty of the Corporation at common law or under a statute of the State of Minnesota.

ARTICLE IX.

General Provisions

Section 1. Dividends. Subject to provisions of applicable law and the Articles of Incorporation, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock.

Section 2. Record Date. Subject to any provisions of the Articles of Incorporation, the Board of Directors may fix a date not exceeding one hundred twenty (120) days preceding the date fixed for the payment of any dividend as the record date for the determination of the shareholders entitled to receive payment of the dividend and, in such case, only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend notwithstanding any transfer of shares on the books of the Corporation after the record date.

Section 3. Annual Statement. The Board of Directors shall present at any regular meeting of the shareholders when called for by vote of the shareholders, a full and clear statement of the business and condition of the Corporation.

Section 4. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 5. Fiscal Year. The fiscal year of the Corporation shall be fixed or changed by resolution of the Board of Directors.

Section 6. Seal. The Corporation shall have no corporate seal.

ARTICLE X.

Amendments

Section 1. Amendments. These Bylaws may be altered, amended, added to, or repealed by the affirmative vote of a majority of the members of the Board of Directors at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors called for that purpose, subject to the power of the shareholders to change or repeal such Bylaws and subject to any other limitations on such authority of the Board of Directors under the Minnesota Business Corporation Act.

ARTICLE XI.

Securities of Other Corporations

Section 1. Voting Securities Held by the Corporation. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the Corporation to purchase, sell, transfer or encumber any and all securities of any other corporation owned by the Corporation, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

ARTICLE XII.

Forum for Derivative Actions

Section 1. Forum for Derivative Actions. The sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation; (2) any action asserting a claim for breach of fiduciary duty owed by any director officer or other employee of the Corporation to the Corporation or the Corporation’s shareholders; (3) any action asserting a claim arising pursuant to any provision of the Minnesota Statutes, Chapter 302A; or (4) any action asserting a claim governed by the internal affairs doctrine shall be the state and federal courts located in Hennepin County, Minnesota. Any person or entity purchasing or otherwise acquiring an interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Bylaw.